Exhibit 1.1

USA COMPRESSION PARTNERS, LP

11,000,000 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

January 14, 2013

Barclays Capital Inc.

Goldman, Sachs & Co.

As Representatives of the several Underwriters

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attn: Syndicate Registration

Ladies and Gentlemen:

USA Compression Partners, LP, a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are serving as representatives, an aggregate of 11,000,000 common units (the “Firm Units”), representing limited partner interests in the Partnership (“Common Units”), and, at the election of the Underwriters, up to 1,650,000 additional Common Units (the “Optional Units”). The Firm Units and the Optional Units that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Units.”

It is understood and agreed to by all parties that as of the date hereof USA Compression Holdings, LLC, a Delaware limited liability company (“USA Compression Holdings”), directly or indirectly owns all of the partnership interests in the Partnership, and the Partnership directly owns a 100% membership interest in USA Compression Partners, LLC, a Delaware limited liability company (“USAC Operating”).

Prior to the date hereof:

(a)                                 USAC Operating and USAC Leasing, LLC, a Delaware limited liability company (“Leaseco”), entered into the Third Amendment to Third Amended and Restated Credit Agreement (as so amended, the “Existing Credit Agreement”) on June 1, 2012,

(b)                                 USAC Operating and Leaseco entered into the Fourth Amended and Restated Credit Agreement (as so amended, the “Credit Agreement”) on June 1, 2010, which will become effective upon the closing of the offering, and

(c)                                  The Partnership filed a certificate of conversion (the “Certificate of Conversion”) in Delaware to effectuate conversion from a limited partnership organized under the laws of the State of Texas to a limited partnership organized under the laws of the State of Delaware.

It is further understood and agreed to by the parties hereto that the following transactions will occur at or prior to the First Time of Delivery (as defined in Section 4(a) hereof):

(d)                                 USA Compression GP, LLC, as general partner of the Partnership (the “General Partner”), and USA Compression Holdings, as a limited partner of the Partnership, will enter into the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) pursuant to which, in accordance with Section 5.2 of the Partnership Agreement, (i) (A) the general partner interest held by the General Partner will be converted into a 0.0% general partner interest in the Partnership and (B) the limited partner interest in the Partnership held by USA Compression Holdings will be converted into 4,642,408 Common Units (including 593,820 Common Units in exchange for the 2% general partner interest as described in clause (ii)(A) below) and 14,048,588 subordinated units, representing an aggregate of 61.0% limited partner interest in the Partnership (after taking into account the transactions set forth in clause (ii)(A) below) and (ii) (A) USA Compression Holdings will contribute to the General Partner, as a capital contribution, 593,820 Common Units and (B) the General Partner will contribute to the Partnership, as a capital contribution, 593,820 Common Units in exchange for a 2.0% general partner interest (after giving effect to the issuance of the Firm Units) and incentive distribution rights in the Partnership (the transactions described in clauses (i) and (ii), collectively with the Additional Recapitalization Transactions (as defined below) the “Recapitalization Transactions”), and

(e)                                  the public offering of the Firm Units contemplated hereby will be consummated.

It is further understood and agreed that upon the Underwriters’ election, if any, to purchase any Optional Units, (i) USA Compression Holdings will contribute to the General Partner, as a capital contribution, that number of Common Units necessary for the General Partner to contribute to the Partnership to maintain its 2% general partner interest (after giving effect to such issuance of the Optional Units) (the “Additional Common Units”), and (ii) the General Partner will contribute to the Partnership, as a capital contribution, the Additional Common Units in exchange for maintaining its 2% general partner interest (after giving effect to the issuance of the Optional Units) in accordance with Section 5.2(b)(ii) of the Partnership Agreement (the transactions described in clauses (i) and (ii), collectively, the “Additional Recapitalization Transactions”).

The transactions described above in clauses (a), (b) and (c), the Recapitalization Transactions and the Partnership’s use of the net proceeds of the offering as described in the Pricing Disclosure Package (as defined in Section 1(d) hereof) are referred to herein as the “Transactions.”

USAC Operating and Leaseco are hereinafter collectively referred to as the “Subsidiaries.”

The Partnership, the General Partner and the Subsidiaries are hereinafter collectively referred to as the “Partnership Parties.”

The Partnership Parties and USA Compression Holdings are hereinafter collectively referred to as the “USA Compression Group Parties.”

The “Organizational Documents” shall mean the Partnership Agreement, the GP LLC Agreement (as defined in Section 1(k)), the limited liability company agreement of USAC Operating, and the limited liability company agreement of Leaseco.

This is to confirm the agreement among the Partnership Parties and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters.

1.                                      Representations, Warranties and Agreements of the Partnership Parties.  The Partnership Parties, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a)                                 Registration.  A registration statement on Form S-1 (File No. 333-174803) (the “Initial Registration Statement”) in respect of the Units has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, for you and for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which, if any, became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Units that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus”; the final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Units is hereinafter called an “Issuer Free Writing Prospectus”).  For purposes of this Agreement, “Applicable Time” means 4:30 p.m. (Central Time) on the date of this Agreement.

(b)                                 No Stop Order.  No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.

(c)                                  No Material Misstatements or Omissions in Registration Statement or Prospectus.  The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus and any supplement or amendment thereto will conform, when filed with the Commission under Rule 424(b), in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and will not, as of each Time of Delivery (as defined in Section 4(a)) and as of the applicable filing date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this Section 1(c) shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Partnership by an Underwriter through any Representative expressly for use therein.

(d)                                 No Material Misstatements or Omissions in Pricing Disclosure Package.  The Pricing Prospectus will conform, when filed with the Commission, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder.  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder on the date of first use.  The Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses and the other information and documents, if any, listed in Schedule II(A) hereto, taken together (collectively, the “Pricing Disclosure Package”), and any individual Testing-the-Waters Communication (as defined in Section 1(g)), when taken together as a whole with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Schedule II(B) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and each Issuer Free Writing Prospectus listed in Schedule II(B) hereto, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this Section 1(d) shall not apply to any statements or omissions made in the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through any Representative expressly for use therein.

(e)                                  Partnership Not an “Ineligible Issuer.”  As of the Applicable Time the Partnership is not an “ineligible issuer” (as defined in Rule 405 under the Act).

(f)                                   Emerging Growth Company. Since the enactment of the Jumpstart Our Business Startups Act (the “JOBS Act”) through the Applicable Time, the Partnership has been and is an “emerging growth company” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(g)                                  Testing-the-Waters Communications. The Partnership Parties have not, without the prior written consent of the Representatives, (i) engaged in any Testing-the-Waters Communication or (ii) authorized anyone other than the Representatives to engage in such communications.  The Partnership Parties reconfirm that the Representatives have been authorized to act on their behalf in undertaking Testing-the-Waters Communications. The Partnership Parties have not distributed any Written Testing-the-Waters Communications Writings other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(h)                                 Forward-Looking and Supporting Information.  Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(i)                                     Formation, Due Qualification and Authority.  Each of the USA Compression Group Parties has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and is duly registered or qualified to do business and is in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register, qualify or be in good standing would not reasonably be expected to (i) have a material adverse effect on the condition, financial or otherwise, results of operations, properties, assets or business affairs or prospects of the Partnership Parties taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.  Each of the USA Compression Group Parties has all limited partnership or limited liability company, as the case may be, power and authority necessary enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease its properties currently owned or leased or to be owned or leased at each Time of Delivery, and to conduct its business as currently conducted or as to be conducted at each Time of Delivery, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)                                    Power and Authority to Act as a General Partner.  The General Partner has, and at each Time of Delivery will have, full limited liability company power and authority to act as the general partner of the Partnership and manager of the Subsidiaries.

(k)                                 Ownership of the General Partner.  USA Compression Holdings is and, at each Time of Delivery, will be, the sole owner of all issued and outstanding membership interests in the General Partner.  Such interests are and, at each Time of Delivery, will be, duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the First Time of Delivery, the “GP LLC Agreement”) and will be fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and USA Compression Holdings will own such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”), other than any restrictions on transferability as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l)                                     Ownership of the General Partner Interest.  The General Partner is and, at each Time of Delivery, will be, the sole general partner of the Partnership and at each Time of Delivery will be the owner of a 2.0% general partner interest in the Partnership. The 2.0% general partner interest has been duly authorized and will be validly issued at the First Time of Delivery in accordance with the Partnership Agreement and be fully paid (to the extent required under the Partnership Agreement); and the General Partner owns all the general partner interests, and at each Time of Delivery, will own the 2.0% general partner interest, in each case free and clear of all Liens.

(m)                             Ownership of USA Compression Holdings Units and Incentive Distribution Rights.  Assuming no purchase by the Underwriters of any Optional Units, at the First Time of Delivery, after giving effect to the Transactions (other than the Additional Recapitalization Transactions), USA Compression Holdings will own 4,048,588 Common Units and 14,048,588 Subordinated Units in the Partnership (such Common Units and Subordinated Units being collectively referred to herein as the “USA Compression Holdings Units”) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  At the First Time of Delivery, after giving effect to the Transactions, the General Partner will own all of the Incentive Distribution Rights in the Partnership (the “Incentive Distribution Rights”, as defined in the Partnership Agreement).  Such USA Compression Holdings Units and Incentive Distribution Rights and the partnership interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”); and USA Compression Holdings will own such USA Compression Holdings Units, free and clear of all Liens; and the General Partner will hold all such Incentive Distribution Rights free and clear of all Liens.

(n)                                 Valid Issuance of the Units.  At each Time of Delivery, the Firm Units or the Optional Units, as the case may be, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(o)                                 Partnership Interests Outstanding.  At the First Time of Delivery, after giving effect to the Transactions (other than the Additional Recapitalization Transactions) and the offering of the Firm Units as contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership will consist of 14,048,588 Common Units, 14,048,588 Subordinated Units, the 2.0% general partner interest and the Incentive Distribution Rights.  Other than the USA Compression Holdings Units, the 2.0% general partner interest, the Incentive Distribution Rights and any partnership interests issued in accordance with Section 5(f) hereof, the Units will be the only partnership interests of the Partnership issued and outstanding at each Time of Delivery.

(p)                                 Ownership of the Subsidiaries.  At each Time of Delivery, the Partnership will own, directly or indirectly, 100% of the membership interests in each of the Subsidiaries.  At each Time of Delivery, such membership interests will have been duly authorized and validly issued in accordance with the organizational documents of each Subsidiary and will be fully paid (to the extent required under those documents) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act) and the Partnership will own, directly or indirectly, such membership interests free and clear of all Liens, other than Liens securing obligations pursuant to the Credit Agreement.  The General Partner is the sole manager of the Subsidiaries.

(q)                                 No Other Subsidiaries.  Other than the membership interests described in Section 1(p) above and intercompany indebtedness, none of the Partnership or the Subsidiaries owns or, at each Time of Delivery, will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than the 2.0% general partner interest and Incentive Distribution Rights and all of the membership interests in USA Compression Management Services, LLC, the General Partner will not, at each Time of Delivery, directly own any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(r)                                    No Preemptive Rights, Registration Rights or Options.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except for restrictions on transferring pledged securities, if any, pursuant to the Credit Agreement and any security, pledge or other collateral agreement entered into in connection therewith, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any membership interests or partnership interests in any Partnership Party.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(s)                                   Authority and Authorization.  Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder.  The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) the USA Compression Holdings Units, the Incentive Distribution Rights and the 2.0% general partner interest, in accordance with and upon the terms and conditions set forth in the Partnership Agreement. At each Time of Delivery, all partnership and limited liability company action, as the case may be, required to be taken by the USA Compression Group Parties or any of their members or partners for the authorization, issuance, sale and delivery of the Units, the USA Compression Holdings Units, the Incentive Distribution Rights and the 2.0% general partner interest, the execution and delivery of the Organizational Documents and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Organizational Documents shall have been validly taken.

(t)                                    Authorization of Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(u)                                 Enforceability of Organizational Documents.  At or before the First Time of Delivery, each of the Organizational Documents will have been duly authorized, executed and delivered by the applicable USA Compression Group Party party thereto and will be a valid and legally binding agreement of the applicable USA Compression Group Party party thereto, enforceable against such USA Compression Group Party in accordance with its respective terms; provided that, with respect to each agreement described in this Section 1(u), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(v)                                 No Conflicts.  None of (i) the offering, issuance or sale by the Partnership of the Units or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Pricing Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, or (iii) the consummation of the Transactions and any other transactions contemplated by this Agreement by the Partnership Parties, (A) conflicts or will conflict with or constitutes or will constitute a violation of the limited liability company agreement, partnership agreement, certificate of formation, certificate of limited partnership or other governing document of any of the USA Compression Group Parties, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the USA Compression Group Parties is a party or by which any of them or any of their respective properties is bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body applicable to any of the USA Compression Group Parties or any of their respective properties in a proceeding to which any of them is a party or by which their respective property is bound or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the USA Compression Group Parties, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would reasonably be expected to materially impair the ability of any of the USA Compression Group Parties to consummate the Transactions or any other transactions provided for in this Agreement.

(w)                               No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the USA Compression Group Parties or any of their respective properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Prospectus, (iii) the execution, delivery and performance of this Agreement by the Partnership Parties or (iv) the consummation by the Partnership Parties of the Transactions or any other transactions contemplated by this Agreement except (A) for registration of the Units under the Act and consents required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, (B) for such consents that have been, or prior to the First Time of Delivery will be, obtained or made, (C) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (D) as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(x)                                 No Defaults.  None of the Partnership Parties is (i) in violation of its limited liability company agreement, partnership agreement, certificate of formation, certificate of limited partnership or other governing document, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the USA Compression Group Parties or any of their properties or assets or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets are bound, which breach, default or violation in the case of clauses (ii) or (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement.  To the knowledge of the Partnership Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the USA Compression Group Parties is a party or by which any of them is bound or to which any of their properties is subject, is in breach, default or violation of any such agreement, which breach, default or violation, if continued, would have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement.

(y)                                 Conformity of Securities to Descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the USA Compression Holdings Units, the Incentive Distribution Rights and the 2.0% general partner interest, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(z)                                  Private Placement.  The sale and issuance of the USA Compression Holdings Units, the Incentive Distribution Rights and the 2.0% general partner interest, as contemplated by the Partnership Agreement, are exempt from the registration requirements of the Act and securities laws of any state having jurisdiction with respect thereto, and none of the USA Compression Group Parties has taken or will take any action that would cause the loss of such exemption.

(aa)                          Independent Public Accountants.  KPMG LLP, who has certified or shall certify the audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (or any amendment or supplement thereto), is, and was during the periods covered by such financial statements, an independent registered public accounting firm with respect to each of the Partnership Parties within the meaning of the Act.

(bb)                          Financial Statements.  The audited consolidated historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial condition of the Partnership as of the dates indicated, and the results of operations and cash flows of the Partnership, for the periods specified, comply as to form with the applicable accounting requirements of Regulation S-X under the Act and have been prepared in accordance with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.  The summary historical and pro forma financial and operating information set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Prospectus Summary—Summary Historical and Pro Forma Operating and Financial Data” and the selected historical and pro forma financial and operating information set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” in the Registration Statement, the Pricing Prospectus and the Prospectus is fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived.  The other financial information of the Partnership, including non-GAAP financial measures, if any, contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership, and fairly presents in all material respects the information purported to be shown thereby.

(cc)                            Pro Forma Financial Statements.  The pro forma financial statements of the Partnership included in the Registration Statement, the Pricing Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus.  The pro forma financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(dd)                          No Material Adverse Change.  None of the Partnership Parties has sustained, since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, other than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change in the condition, financial or otherwise, results of operations, properties, assets or business affairs or prospects of the Partnership Parties taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction which is material to the Partnership Parties taken as a whole, other than transactions in the ordinary course of business as such business is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (iii) any dividend or distribution of any kind declared, paid or made on the security interests of any of the Partnership Parties, in each case other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ee)                            Legal Proceedings or Contracts to be Described or Filed.  There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the Partnership Parties, or to which any of the Partnership Parties is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not described as required by the Act.  There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.  Statements made in the Pricing Prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, are fair and accurate summaries thereof in all material respects.

(ff)                              Certain Relationships and Related Transactions.  No relationship, direct or indirect, exists between or among any Partnership Party on the one hand, and the directors, managers, officers, members, partners, stockholders, customers or suppliers of any Partnership Party, on the other hand, that is required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and is not so described.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Party to or for the benefit of any of the officers, directors or managers of any Partnership Party or their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(gg)                            Title to Properties.  Following consummation of the Transactions and at each Time of Delivery, the Partnership Parties will have good and indefeasible title in fee simple to, or valid leasehold or other interests in, as applicable, all real and personal property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as owned, leased or used and occupied by the Partnership Parties, free and clear of all Liens, except (i) for those Liens that arise under the Credit Agreement, (ii) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iv) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(hh)                          Rights-of-Way.  Following consummation of the Transactions and at each Time of Delivery, each of the Partnership Parties will have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Parties has, or upon consummation of the Transactions will have, other than as set forth, and subject to the limitations contained, in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have a Material Adverse Effect; and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)                                  Governmental Permits.  Each of the Partnership Parties has, or at each Time of Delivery will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“governmental permits”) as are necessary to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to such qualifications set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except for such governmental permits that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Partnership Parties have not received notice of any revocation or modification of any governmental permits or notice of any proceeding relating thereto that, if determined adversely to any of the Partnership Parties would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)                                Books and Records.  The Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk)                          Disclosure Controls and Procedures.  (i) The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(ll)                                  No Changes in Internal Control.  Since the date of the most recent balance sheets of the Partnership reviewed or audited by KPMG LLP, (i) none of the Partnership Parties has been advised of (A) any significant deficiencies in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect the ability of any of the Partnership Parties to record, process, summarize and report financial data in any material respect, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of any of the Partnership Parties, and (ii) there have been no significant adverse changes in internal control over financial reporting or in other factors that could significantly and adversely affect internal control over financial reporting relating to any of the Partnership Parties.

(mm)                  Tax Returns.  Each of the Partnership Parties that is required to do so has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that are being contested in good faith or for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not reasonably be expected to have a Material Adverse Effect.

(nn)                          ERISA.  Other than with respect to items that would not reasonably be expected to have a Material Adverse Effect, (i) at each Time of Delivery, each Partnership Party and each employee benefit plan or program maintained by any Partnership Party will be in compliance in form and in operation in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), and any other applicable law; (ii) no “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “pension plan” (as defined in ERISA) for which any Partnership Party or any entity treated as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), or Section 4001 of ERISA (collectively “ERISA Affiliate”) (after giving effect to the Transactions), would have any liability; and (iii) no Partnership Party or ERISA Affiliate (after giving effect to the Transactions) expects to incur liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Code as a result of the Transactions.  Other than with respect to items that would not reasonably be expected to have a Material Adverse Effect, each “pension plan” established within the last six years and which is currently maintained by any Partnership Party as of the date of this Agreement that is intended to be qualified under Section 401 of the Code, is so qualified and, to the knowledge of the Partnership Parties, no event or fact exists which would adversely affect such qualification.  To the knowledge of the Partnership Parties as of the date of this Agreement, none of the Partnership Parties or any ERISA Affiliate currently maintains, contributes to or has any liability with respect to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “pension plan” that is subject to Title IV of ERISA.

(oo)                          Investment Company.  The Partnership is not, nor after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(pp)                          Intellectual Property.  Each of the Partnership Parties, with respect to the assets to be owned or leased by the Partnership Parties at each Time of Delivery, owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses in the manner and subject to such qualifications described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others, except as such conflict which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq)                          Environmental Compliance.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Partnership Parties (i) is in compliance with any and all foreign, federal, state and local laws and regulations relating to the prevention of pollution or the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as it is currently being conducted, (iii) has not received written notice of any actual or potential liability under any Environmental Law, (iv) is not a party to or affected by any pending or, to the knowledge of the Partnership Parties, threatened action, suit or proceeding relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Material, and (v) none of the Partnership Parties anticipates any unplanned material capital expenditures during 2012 relating to Environmental Laws other than those incurred in the ordinary course of business for the purchase of equipment used in compression services or related activities, except where such noncompliance or deviation from that described in (i)-(v) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.

(rr)                                Sarbanes-Oxley Act of 2002.  At each Time of Delivery, the Partnership will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Partnership.

(ss)                              No Labor Dispute.  No labor dispute with the employees of the Partnership Parties exists or, to the knowledge of any of the Partnership Parties, is imminent or threatened that would reasonably be expected to have a Material Adverse Effect.

(tt)                                Insurance.  The Partnership Parties maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties.  None of the Partnership Parties has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance (including after giving effect to the Transactions).  The Partnership Parties are in compliance with the terms of such policies in all material respects, and all such insurance is duly in full force and effect on the date hereof and will be duly in full force and effect at each Time of Delivery.  There are no claims by the Partnership Parties under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Partnership Parties have not been notified in writing that they will be denied renewal of their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that would not reasonably be expected to have a Material Adverse Effect.

(uu)                          Litigation.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the Partnership Parties is or may be a party or to which the business or property of any of the Partnership Parties is or may be subject, (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Parties is or may be subject, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) individually, or in the aggregate, have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Units, or (C) call into question the validity of this Agreement or the consummation of the transactions contemplated hereby.

(vv)                          No Distribution of Other Offering Materials.  Without the prior consent of the Representatives, none of the Partnership Parties, any director, officer, agent, employee, representative or other person associated with or acting on behalf of any Partnership Party has distributed and, prior to the later to occur of the final Time of Delivery and completion of the distribution of the Units, will not distribute, any offering material in connection with the offering and sale of the Units other than (i) the Registration Statement, (ii) any Preliminary Prospectus, (iii) the Pricing Disclosure Package, (iv) the Prospectus, (v) any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, and (vi) any Written Testing-the-Waters Communication, so long as (A) any such Written Testing-the-Waters Communication is conveyed solely to entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act, and (B) such distribution of Written Testing-the-Waters Communication otherwise complies with the requirements of Section 5(d) of the Act.

(ww)                      Anti-Corruption Laws.  None of the Partnership Parties, any director or officer of a Partnership Party, or, to the knowledge of the Partnership Parties, any agent, employee, representative or other person associated with or acting on behalf of any of the Partnership Parties, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of applicable anti-corruption law; and the Partnership Parties and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

(xx)                          Anti-Money Laundering Laws.  The operations of the USA Compression Group Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the USA Compression Group Parties conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the USA Compression Group Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the USA Compression Group Parties, threatened.

(yy)                          Office of Foreign Assets Control.  (i) None of the USA Compression Group Parties, any director or officer of the Partnership Parties or, to the knowledge of the Partnership Parties, or any agent or employee of the Partnership Parties is currently subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and (ii) the Partnership will not directly or indirectly use the proceeds of the offering, or lend, fund, contribute, facilitate or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or use the proceeds of this offering in any other manner that will result in a violation by any USA Compression Group Party of any U.S. sanctions administered by OFAC.

(zz)                            Listing.  The Units have been approved for listing on the NYSE, subject to notice of issuance.

(aaa)                   Market Stabilization.  The Partnership has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(bbb)                   Statistical and Market-Related Data.  All third-party statistical or market-related data included in the Registration Statement, the Prospectus and the Pricing Disclosure Package, if any, are based on or derived from sources that the Partnership believes to be reliable and accurate and no consents to the use of such data are required to be obtained by the Partnership from such sources that have not been obtained.

(ccc)                      Distribution Restrictions.  No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as prohibited under the Existing Credit Agreement, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Any certificate signed by any officer of any USA Compression Group Party and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by such USA Compression Group Party to each Underwriter as to the matters covered thereby.

2.                                      Purchase and Sale of the Units.  Subject to the terms and conditions herein set forth, (a) the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at a purchase price per unit of $16.8975, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Units as provided below, the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at the purchase price per unit set forth in clause (a) of this Section 2, that portion of the number of Optional Units as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional units) determined by multiplying such number of Optional Units by a fraction, the numerator of which is the maximum number of Optional Units such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Units that all of the Underwriters are entitled to purchase hereunder.

The Partnership hereby grants to the Underwriters the right to purchase at their election up to an aggregate of 1,650,000 Optional Units, at the purchase price per unit set forth in the paragraph above, for the sole purpose of covering sales of units in excess of the number of Firm Units.  Any such election to purchase Optional Units may be exercised only by written notice from you to the Partnership, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Partnership otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                                      Offering of Units by the Underwriters.  Upon the authorization by you of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

4.                                      Delivery and Payment for the Units.

(a)                                 The Units to be purchased by each Underwriter hereunder, in book entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Partnership, shall be delivered by or on behalf of the Partnership to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Partnership to the Representatives at least forty-eight hours in advance.  If the Units are represented by certificates, the Partnership will cause the certificates representing the Units to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Units, at or prior to 11:00 a.m., New York City time, on January 18, 2013 or such other time and date as the Representatives and the Partnership may agree upon in writing, and, with respect to the Optional Units, at or prior to 11:00 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Units, or such other time and date as the Representatives and the Partnership may agree upon in writing.  Such time and date for delivery of the Firm Units is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Units, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)                                 The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Units and any additional documents requested by the Underwriters pursuant to this Agreement, will be delivered at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas  77002 (the “Closing Location”), and the Units will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 2:00 p.m.,

Houston time, on the Houston Business Day preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “Houston Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Houston City are generally authorized or obligated by law or executive order to close.

5.                                      Further Agreements of the Partnership Parties.  The Partnership Parties, jointly and severally, covenant and agree with each of the Underwriters:

(a)                                 Preparation of Prospectus and Registration Statement.  To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the Act that differs from the Prospectus) which shall be disapproved by you promptly after reasonable notice thereof; to file promptly all material required to be filed by the Partnership with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Partnership with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act or the rules and regulations of the Commission thereunder, subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering of the Units; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Units, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b)                                 Qualification of Securities.  Promptly from time to time to take such action as you may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith the Partnership shall not be required to qualify as a foreign limited partnership or to file a general consent to service of process in any jurisdiction;

(c)                                  Information in Pricing Disclosure Package.  If at any time prior to the filing of the Prospectus, any event occurs as a result of which the Pricing Disclosure Package would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, to give prompt notice thereof to the Representatives and, if requested by the Representatives, to amend or supplement the Pricing Disclosure Package and supply such amendment or supplement that will correct such statement or omission, without charge, to each Underwriter in such quantities as may be reasonably requested.

(d)                                 Copies of Documents to Underwriters.  To promptly, but no later than the First Time of Delivery, furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)                                  Reports to Unitholders.  To make generally available to the Partnership’s unitholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158);

(f)                                   Lock-Up Period.  During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise hedge or dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition at any time in the future of), any Common Units or any securities of the Partnership that are substantially similar to the Common Units, including, but not limited to, any options or warrants to purchase Common Units or any securities that are convertible into or exchangeable for Common Units, or that represent the right to receive Common Units or any such substantially similar securities, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common

Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership, or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc. and Goldman, Sachs & Co. and to cause each officer, director and unitholder of the Partnership set forth on Schedule IV hereto to furnish to the Representatives, prior to the First Time of Delivery, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); provided, however, that the Partnership may (i) issue and sell options, restricted units, phantom units, unit appreciation rights, unit awards and other unit-based awards pursuant to the Partnership’s Long-Term Incentive Plan that are not exercisable or do not vest, as applicable, during the Lock-Up Period, (ii) issue and sell the Optional Units, (iii) issue Common Units and other securities pursuant to the Partnership Agreement as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (iv) file a registration statement on Form S-8 relating to the Partnership’s Long-Term Incentive Plan, (v) issue Common Units pursuant to a distribution reinvestment plan and (vi) file any amendment to the Partnership’s registration statement on Form S-1 (File No. 333-180551) relating to the Partnership’s distribution reinvestment plan.

(g)                                  Copies of Public Documents.  To furnish to the Partnership’s unitholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, changes of members’ equity and cash flows of the Partnership and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its unitholders consolidated summary financial information of the Partnership and its subsidiaries for such quarter in reasonable detail;

(h)                                 Use of Proceeds.  To use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”;

(i)                                     Rule 463.  To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(j)                                    Rule 462(b) Registration Statement.  If the Partnership elects to rely upon Rule 462(b) under the Act, the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(k)                                 License.  Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Partnership’s trademarks, servicemarks and logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Units (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(l)                                     No Fiduciary Duty.  That (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Partnership or any of the other USA Compression Group Parties, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Partnership or any of the other USA Compression Group Parties with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Partnership or any of the other USA Compression Group Parties on other matters) or any other obligation to the Partnership except the obligations expressly set forth in this Agreement and (iv) each of the USA Compression Group Parties has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Partnership Parties agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Partnership or any of the other USA Compression Group Parties, in connection with such transaction or the process leading thereto;

(m)                             Emerging Growth Company.  The Partnership will notify promptly the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Units within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 5(f) hereof; and

(n)                                 Written Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, at such time not misleading, the Partnership will (i) notify promptly the Representatives so that use of the Written Testing-the Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

6.                                      Use of Free Writing Prospectus.

(a)                                 Free Writing Prospectus.  Each of the Partnership Parties represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Partnership and the Representatives, it has not made and will not make any offer relating to the Units that would constitute a free writing prospectus; each of the Partnership Parties and the Underwriters represents and agrees that any such free writing prospectus the use of which has been consented to by the Partnership and the Representatives is listed on Schedule II(A) or Schedule II(B) hereto.

(b)                                 Use of Issuer Free Writing Prospectus.  Each of the Partnership Parties represents and agrees that it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending, and that it has satisfied and will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(c)                                  Information in Issuer Free Writing Prospectus.  Each of the Partnership Parties represents and agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, to give prompt notice thereof to the Representatives and, if requested by the Representatives, to prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein.

7.                                      Expenses.  Each of the Partnership Parties covenants and agrees with the several Underwriters that the Partnership will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing the Blue Sky Memorandum and closing documents (including any compilations thereof) in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Units on the NYSE; (v) the filing fees incident to any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Units; (vi) the cost of preparing certificates for the Units; (vii) the cost and charges of any transfer agent or registrar; (viii) one half of the cost of any aircraft chartered in connection with the road show (with the remaining one half of such costs to be paid by the Underwriters); and (ix) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 7.  It is understood, however, that, except as provided in this Section 7 and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Units by them and any advertising expenses connected with any offers they may make.

8.                                      Conditions of Underwriters’ Obligations.  The obligations of the Underwriters hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties of the Partnership Parties herein are, at and as of such Time of Delivery, true and correct, the condition that the Partnership Parties shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Partnership has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of a Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                                 The Representatives shall have received the opinions of Latham & Watkins LLP, special counsel for the Partnership, to the effect set forth on Exhibit B-1 and Exhibit B-2 and the additional letter to the effect set forth on Exhibit B-3 and the opinion of Richards, Layton & Finger, special counsel for the Partnership, to the effect set forth on Exhibit B-4, each addressed to them and dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(c)                                  The Representatives shall have received the opinion of J. Gregory Holloway, Vice President, General Counsel and Corporate Secretary of the General Partner, addressed to them and dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, to the effect set forth on Exhibit C hereto;

(d)                                 The Representatives shall have received from Vinson & Elkins L.L.P., counsel to the Underwriters, such opinion or opinions, dated such Time of Delivery with respect to such matters as the Representatives may reasonably require; and the Partnership Parties shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 8 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained;

(e)                                  On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f)                                   (i) None of the Partnership Parties shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capitalization or long term debt of any of the Partnership Parties or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, members’ equity, partner’s equity, shareholders’ equity or results of operations of any of the Partnership Parties other than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g)                                  On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Partnership’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)                                 The Units to be sold at such Time of Delivery shall have been duly admitted for trading and quotation on the NYSE;

(i)                                     The Representatives shall have received duly and validly executed Lock-Up Agreements referred to in Section 5(f) hereof, between the Representatives and the officers, directors and unitholders of the Partnership set forth on Schedule IV, and such Lock-Up Agreements shall be in full force and effect at such Time of Delivery.

(j)                                    The Partnership shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses no later than the First Time of Delivery;

(k)                                 The Partnership shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Partnership Parties satisfactory to the Representatives as to the accuracy of the representations and warranties of the Partnership Parties herein at and as of such Time of Delivery, as to the performance by the Partnership Parties of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in Sections 8(a) and 8(f) hereof and any such further information, opinions, certificates and documents as the Representatives may have reasonably requested;

(l)                                     The Partnership shall have furnished to the Representatives certificates of the chief financial officer of the General Partner at each Time of Delivery, in form and substance reasonably satisfactory to the Representatives; and

(m)                             The Transactions (other than the Additional Recapitalization Transactions and the Partnership’s use of the net proceeds of the offering) shall have been consummated.

9.                                      Indemnification.

(a)                                 The Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers and employees, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter participating in the offering of the Units, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, affiliate, director, officer, employee, controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto, any “road show” (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or “any issuer information” (as defined in Rule 405 under the Act) used or referred to by such Underwriter with the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, the “Permitted Issuer Information”), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, any Written Testing-in-the-Waters Communication, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto, any Marketing Materials or any Permitted Issuer Information, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person for any legal or other expenses reasonably incurred by such Underwriter and each such affiliate, director, officer, employee or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Partnership Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Written Testing-in-the-Waters Communication, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto, any Marketing Materials or any Permitted Issuer Information, in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use therein.

(b)                                 Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Partnership Parties, their respective directors, officers and employees and each person, if any who controls any Partnership Party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such Partnership Parties, director, officer, employee or controlling Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto or any Marketing Materials a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through the Representatives expressly for use therein; and will reimburse the Partnership Parties for any legal or other expenses reasonably incurred by the Partnership Parties in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under Sections 9(a) or 9(b) above  of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability it may have to any indemnified party under such Section, except to the extent that the indemnifying party suffers actual prejudice as a result of such failure and shall not relieve the indemnifying party from any liability it may have other than under such Section.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 9 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees or controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees, or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party.  No indemnifying party shall, (x) without the written consent of the indemnified party (which consent shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any such proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under this Section 9 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits referred to in the immediately preceding sentence, but also the relative fault of the Partnership Parties, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Each of the Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), each affiliate of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director and officer of the Partnership Parties, and each person, if any, who controls the Partnership Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Partnership Parties.  The Underwriters’ obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

10.                               Underwriters.

(a)                                 If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein.  If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Units on such terms.  In the event that, within the respective prescribed periods, you notify the Partnership that you have so arranged for the purchase of such Units, or the Partnership notifies you that it has so arranged for the purchase of such Units, you or the Partnership shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this

Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Units.

(b)                                 If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Partnership as provided in Section 10(a) above, the aggregate number of such Units which remains unpurchased does not exceed one eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, then the Partnership shall have the right to require each non defaulting Underwriter to purchase the number of Units which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Partnership as provided in Section 10(a) above, the aggregate number of such Units which remains unpurchased exceeds one eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, or if the Partnership shall not exercise the right described in Section 10(b) above to require non defaulting Underwriters to purchase Units of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Partnership to sell the Optional Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership, except for the expenses to be borne by the Partnership and the Underwriters as provided in Sections 7 and 12 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                               The respective indemnities, agreements, representations, warranties and other statements of the Partnership and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Partnership, or any officer or director or controlling person of the Partnership, and shall survive delivery of and payment for the Units.

12.                               If this Agreement shall be terminated pursuant to Section 8(f) or Section 10 hereof, the Partnership shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Units are not delivered by or on behalf of the Partnership as provided herein, the Partnership will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Partnership shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.                               In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly.

All statements, requests, notices and agreements hereunder shall be in writing and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Barclays Capital Inc., 745 7th Avenue, New York, New York  10019, Attention: Office of the General Counsel; and if to the Partnership shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: J. Gregory Holloway; provided, however, that notices under Section 9(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Partnership by you upon request; provided, however, that notices under Section 5(f) shall be in writing, and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Barclays Capital Inc., 745 7th Avenue, New York, New York  10019, Attention: Office of the General Counsel.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow  the Underwriters to properly identify their respective clients.

14.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Partnership Parties and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the General Partner, any affiliate of any Underwriter and each person who controls the Partnership or any Underwriter or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                               Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

17.                               THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  Each of the parties agrees that any suit or proceeding arising in respect of this agreement or the Underwriters’ engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and each of the parties agrees to submit to the jurisdiction of, and to venue in, such courts.

18.                               Each of the Partnership Parties and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.                               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20.                               Notwithstanding anything herein to the contrary, the Partnership is authorized, subject to applicable law, to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) relating to such treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with applicable securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

21.                               If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and each of the Partnership Parties.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Partnership for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature pages follow]

Very truly yours,

USA COMPRESSION PARTNERS, LP

By:	USA Compression GP, LLC

By:	/s/ Joseph C. Tusa, Jr.
Name:	Joseph C. Tusa, Jr.
Title:	Vice President, Chief Financial Officer and Treasurer

USA COMPRESSION GP, LLC

By:	/s/ Joseph C. Tusa, Jr.
Name:	Joseph C. Tusa, Jr.
Title:	Vice President, Chief Financial Officer and Treasurer

USA COMPRESSION PARTNERS, LLC

By:	/s/ Joseph C. Tusa, Jr.
Name:	Joseph C. Tusa, Jr.
Title:	Vice President, Chief Financial Officer and Treasurer

USAC LEASING, LLC

By:	/s/ Joseph C. Tusa, Jr.
Name:	Joseph C. Tusa, Jr.
Title:	Vice President, Chief Financial Officer and Treasurer

Signature Page to Underwriting Agreement

Accepted as of the date

first above written.

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name:	Victoria Hale
Title:	Vice President

GOLDMAN, SACHS & CO.

By:	/s/ Daniel Young
Name:	Daniel Young
Title:	Managing Director

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter

Underwriter	Total Number of Firm Units to be Purchased	Number of Optional Units to be Purchased if Maximum Option is Exercised
Barclays Capital Inc.	2,475,000	371,250
Goldman, Sachs & Co.	2,475,000	371,250
J.P. Morgan Securities LLC	1,980,000	297,000
Wells Fargo Securities, LLC	1,980,000	297,000
Raymond James & Associates, Inc.	660,000	99,000
RBC Capital Markets, LLC	660,000	99,000
UBS Securities LLC	660,000	99,000
Evercore Group L.L.C.	110,000	16,500
Total	11,000,000	1,650,000

SCHEDULE II(A)

Materials Other Than the Pricing Prospectus That Comprise the Pricing Disclosure Package

Price to public per Common Unit: $18.00

Number of Common Units: 11,000,000

SCHEDULE II(B)

Issuer Free Writing Prospectuses Not Included in the Pricing Disclosure Package

Electronic roadshow as made available on http://www.netroadshow.com

SCHEDULE III

Written Testing-the-Waters Communications

1.                                      USA Compression Partners, LP Investor Presentation, December 2012.

SCHEDULE IV

Lock-Up Agreement Parties

USA Compression Holdings, LLC

Eric D. Long

Joseph C. Tusa, Jr.

J. Gregory Holloway

David A. Smith

Dennis J. Moody

Kevin M. Bourbonnais

William H. Shea, Jr.

Olivia C. Wassenaar

Andrew W. Ward

Robert F. End

Jim H. Derryberry

EXHIBIT A

FORM OF LOCK-UP LETTER

USA Compression Partners, LP

Lock-Up Letter

                 , 2013

Barclays Capital Inc.

Goldman, Sachs & Co.

As Representatives of the several Underwriters

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re:                             USA Compression Partners, LP - Lock-Up Letter

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with USA Compression Partners, LP (the “Partnership”), USA Compression GP, LLC, USA Compression Partners, LLC and USAC Leasing, LLC, providing for a public offering of common units representing limited partner interests (the “Units”), in the Partnership pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”).

In consideration of the agreement by the Underwriters to offer and sell the Units, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, directly or indirectly, (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise hedge or dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition at any time in the future of) any Common Units (as defined in the partnership agreement of the Partnership, as the same may be amended or restated at or prior to the First Time of Delivery, as defined in the Underwriting Agreement), or any securities of the Partnership that are substantially similar to the Common Units, including,

Exhibit A - 1

but not limited to, any options or warrants to purchase any Common Units, or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Units or any such substantially similar securities, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Commission (collectively the “Undersigned’s Units”), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Units even if the Undersigned’s Units would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Units or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Units.

The initial Lock-Up Period will commence on the date of this Lock-Up Letter and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Units (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Units (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Representatives on behalf of the Underwriters; provided, however, that in the case of (i) or (ii), any such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer other than a filing on Form 5 of the Exchange Act.  For purposes of this Lock-Up Letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the Undersigned’s Units except in compliance with the foregoing restrictions.

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned shall be automatically released from the obligations under this Lock-up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters are relying upon this Lock-Up Letter in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

EXHIBIT B-1

FORM OF OPINION OF LATHAM & WATKINS LLP

1.                                      The Partnership is a limited partnership duly formed under the Delaware LP Act with the limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.  With your consent, based solely on certificates from public officials, we confirm that the Partnership is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the States set forth opposite its name on Exhibit B hereto.

2.                                      The General Partner is a limited liability company duly formed under the Delaware LLC Act with limited liability company power and authority to own its properties, conduct its business and act as the general partner of the Partnership as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.  With your consent, based solely on certificates from public officials, we confirm that the General Partner is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the States set forth opposite its name on Exhibit B hereto.

3.                                      Each of USA Operating and USAC Leasing is a limited liability company under the Delaware LLC Act with limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.  With your consent, based solely on certificates from public officials, we confirm that each of USA Operating and USAC Leasing is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the States set forth opposite its name on Exhibit B hereto.

4.                                      The issuance and sale of the Common Units pursuant to the Registration Statement (the “Offered Units”) has been duly authorized by all necessary limited partnership action of the Partnership and, when issued to and paid for by you and the other Underwriters in accordance with the terms of the Underwriting Agreement, the Offered Units will be validly issued by the Partnership and free of preemptive rights arising from the Partnership Governing Documents or similar contractual rights arising from the Specified Agreements.  Under the Delaware LP Act, purchasers of Offered Units will have no obligation to make further payments for their purchase of Offered Units or contributions to Partnership solely by reason of their ownership of Offered Units or their status as limited partners of the Partnership and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

5.                                      The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary limited liability company or limited partnership action, as applicable, of each of the Partnership Entities, and the Underwriting Agreement has been duly executed and delivered by each of the Partnership Entities.

6.                                      The execution and delivery of the Underwriting Agreement by each of the Partnership Entities and the issuance and sale of the Offered Units by the Partnership to you and the other Underwriters pursuant to the Underwriting Agreement and consummation of the Recapitalization Transactions (as defined in the Underwriting Agreement) do not on the date hereof:

(i)                                     violate the Partnership Entities Governing Documents; or

(ii)                                  result in the breach of or a default under any of the Specified Agreements; or

(iii)                               violate any federal or Texas statute, rule or regulation applicable to the Partnership Entities or the Delaware LP Act or the Delaware LLC Act; or

(iv)                              result in the creation of any security interest in, or lien upon, any property or assets of the Partnership Entities under any Specified Agreement; or

(v)                                 require any consents, approvals, or authorizations to be obtained by the Partnership Entities from, or any registrations, declarations or filings to be made by the Partnership Entities with, any governmental authority under any federal or Texas statute, rule or regulation applicable to the Partnership Entities or the Delaware LP Act or the Delaware LLC Act on or prior to the date hereof.

7.                                      The Registration Statement has become effective under the Act.  With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on January 18, 2013, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission.  The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, and the Prospectus has been filed in accordance with Rule 424(b) and 430A under the Act.

8.                                      The Registration Statement at January 14, 2013, including the information deemed to be a part thereof pursuant to Rule 430A under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the Registration Statement or the Prospectus.  For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

9.                                      The statements in the Preliminary Prospectus and the Prospectus under the captions “Description of the Common Units—Transfer of Common Units,” “Our Cash Distribution Policy and Restrictions on Distributions—Our Minimum Quarterly Distribution,” “Provisions of Our Partnership Agreement Relating to Cash Distributions” and “The Partnership Agreement” insofar as they purport to constitute a summary of the terms of the Common Units, the subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”) or the incentive distribution rights of the Partnership (the “IDRs”) are accurate descriptions or summaries in all material respects.

10.                               The statements in the Preliminary Prospectus and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions—General,” “Our Cash Distribution Policy and Restrictions on Distributions—Our Minimum Quarterly Distribution,” “Certain Relationships and Related Party Transactions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Business—Our Operations—Environmental and Safety Regulations,” “Conflicts of Interest and Fiduciary Duties” and “The Partnership Agreement,” insofar as they purport to describe or summarize certain provisions of the documents,U.S. federal laws or Texas environmental laws referred to therein, are accurate descriptions or summaries in all material respects.

11.                               None of the Partnership Entities are, and immediately after giving effect to the sale of the Offered Units in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” none of the Partnership Entities will be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

12.                               With your consent, based solely upon a review on the date hereof of the GP LLC Agreement and resolutions of the Board of Directors of GP LLC, all of the issued and outstanding membership interests of the General Partner (the “GP Membership Interests”) are owned of record by USA Compression Holdings.  The issuance and sale of GP Membership Interests has been duly authorized by all necessary limited liability company action of the General Partner and such GP Membership Interests have been validly issued in accordance with the GP LLC Agreement.  With your consent, based solely upon a review of the lien searches dated January [•], 2013 attached hereto as Exhibit C (the “Lien Search”) and otherwise to our knowledge, we confirm that the GP Membership Interests are free and clear of liens, claims, charges and encumbrances (“Liens”), other than those (i) created by or arising under the Delaware LLC Act or the GP LLC Agreement, (ii) set forth or described in Exhibit C, or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

13.                               With your consent, based solely upon a review on the date hereof of the Partnership Agreement and resolutions of the Board of Directors of GP LLC, the General Partner is the sole general partner of the Partnership and the 2.0% general partner interest in the Partnership (the “General Partner Interest”) and all of the outstanding IDRs of the Partnership (together with the General Partner Interest, the “GP Ownership Interests”) are owned of record by the General Partner; the issuance and sale of the GP Ownership Interests have been duly authorized by all necessary limited partnership action of the Partnership and such GP Ownership Interests have been validly issued in accordance with the Partnership Agreement.  With your consent, based solely upon a review of the Lien Search and otherwise to our knowledge, we confirm that the GP Ownership Interests are free and clear of Liens, other than those (i) created by or arising under the Delaware LP Act or the Partnership Agreement, (ii) set forth or described in Exhibit C, or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

14.                               With your consent, based solely upon a review on the date hereof of the Partnership Agreement, resolutions of the Board of Directors of GP LLC and a certificate of the Transfer Agent, 4,048,588 Common Units (the “Holdings Common Units”) and 14,048,588 Subordinated Units (the “Holdings Subordinated Units” and, together with the Holdings Common Units, the “Holdings Units”) are owned of record by USA Compression Holdings.  The issuance and sale of the Holdings Units have been duly authorized by all necessary limited partnership action of the Partnership and the Holdings Units have been validly issued in accordance with the Partnership Agreement.  With your consent, based solely upon a review of the Lien Search and otherwise to our knowledge, we confirm that the Holdings Units are free and clear of Liens, other than those (i) created by or arising under the Delaware LP Act or the Partnership Agreement, (ii) set forth or described in Exhibit C, or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

15.                               With your consent, based solely upon a review on the date hereof of the USA Operating LLC Agreement and resolutions of the Board of Directors of GP LLC, all of the issued and outstanding membership interests of USA Operating (the “USA Operating Membership Interests”) are owned of record by the Partnership.  The issuance and sale of the USA Operating Membership Interests have been duly authorized by all necessary limited liability company action of USA Operating and such USA Operating Membership Interests have been validly issued in accordance with the USA Operating LLC Agreement.  With your consent, based solely upon a review of the Lien Search and otherwise to our knowledge, we confirm that the USA Operating Membership Interests are free and clear of Liens, other than those (i) created by or arising under the Delaware LLC Act or the USA Operating LLC Agreement, (ii) set forth or described in Exhibit C, including those Liens created to secure indebtedness, interest or other obligations under that certain Fourth Amended and Restated Credit Agreement, dated as of June 1, 2012 and effective as of the date hereof, among the Partnership, USA Operating, USAC Leasing, JPMorgan Chase Bank, Wells Fargo, N.A., Regions Bank and the other lenders party thereto (the “Credit Agreement”), or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

16.                               With your consent, based solely upon a review on the date hereof of the USAC Leasing LLC Agreement and resolutions of the Board of Directors of GP LLC, all of the issued and outstanding membership interests of USAC Leasing (the “USAC Leasing Membership Interests”) are owned of record by the USA Operating.  The issuance and sale of the USA Leasing Membership Interests have been duly authorized by all necessary limited liability company action of USAC Leasing and such USAC Leasing Membership Interests have been validly issued in accordance with the USAC Leasing LLC Agreement.  With your consent, based solely upon a review of the Lien Search and otherwise to our knowledge, we confirm that the USAC Leasing Membership Interests are free and clear of Liens, other than those (i) created by or arising under the Delaware LLC Act or the USAC Leasing LLC Agreement, (ii) set forth or described in Exhibit C, including those Liens created to secure indebtedness, interest or other obligations under the Credit Agreement, or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

17.                               With your consent, based solely upon a review on the date hereof of the Partnership Agreement, resolutions of the Board of Directors of GP LLC and a certificate of the Transfer Agent, the issued and outstanding partnership interests of the Partnership consists of 15,048,588 Common Units, 14,048,588 Subordinated Units, the General Partner Interest and the IDRs.  Other than the Holdings Units and the IDRs, the Offered Units are the only limited partner interests of the Partnership issued and outstanding.

18.                               The execution, delivery and performance of the Partnership Agreement, GP LLC Agreement, USAC Operating LLC Agreement and USAC Leasing LLC Agreement have been duly authorized by all necessary limited liability company or limited partnership action, as applicable, of each of the Partnership Entities that are party thereto, and the Partnership Agreement, GP LLC Agreement, USAC Operating LLC Agreement and USAC Leasing LLC Agreement have been duly executed and delivered by each of the Partnership Entities that are party thereto.

19.                               With your consent based solely on written advice from the New York Stock Exchange, the Offered Units to be issued by the Company and sold pursuant to the Underwriting Agreement have been listed, subject to official notice of issuance, on the New York Stock Exchange.

EXHIBIT B-2

FORM OF TAX OPINION OF LATHAM & WATKINS LLP

The opinion of Latham & Watkins LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

EXHIBIT B-3

FORM OF NEGATIVE ASSURANCE LETTER OF LATHAM & WATKINS LLP

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•                  the Registration Statement, at the time it became effective on January 14, 2013, including the information deemed to be a part of the Registration Statement pursuant to Rule 430A under the Act contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•                  the Preliminary Prospectus, as of 5:30 p.m., Eastern time, on January 14, 2013, when taken together with the Pricing Information Annex, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•                  the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, or the Prospectus.

EXHIBIT B-4

FORM OF RICHARDS, LAYTON & FINGER OPINION

, 2013

To Each of the Persons Listed
on Schedule A Attached Hereto

Re:                             USA Compression Partners, LP

Ladies and Gentlemen:

We have acted as special Delaware counsel for USA Compression Partners, LP, a Delaware limited partnership (the “Partnership”), USA Compression GP, LLC (formerly known as R/C IV USA Compression Partners GP, LLC), a Delaware limited liability company (the “General Partner”), USA Compression Partners, LLC, a Delaware limited liability company (the “Operating Company”), and USAC Leasing, LLC, a Delaware limited liability company (“Leasing”), in connection with the matters set forth herein.  At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

1.                                      The First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of                  , 2013 (the “Partnership Agreement”), among the General Partner, USA Compression Holdings, LLC, a Delaware limited liability company (“Holdings”), and the other Persons who become Partners in the Partnership or parties thereto as provided therein;

2.                                      The Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of                , 2013 (the “GP Agreement”), by Holdings, as the sole member (the “GP Member”);

3.                                      The Amended and Restated Limited Liability Company Agreement of the Operating Company, dated as of December 23, 2010 (the “Operating Company Agreement”), by the Partnership, as the sole member (the “Operating Company Member”), and the General Partner, as the manager (the “Operating Company Manager”); and

4.                                      The Amended and Restated Limited Liability Company Agreement of Leasing, dated as of December 23, 2010 (the “Leasing Agreement”), by the Operating Company, as the sole member (the “Leasing Member”), and the General Partner, as the manager (the “Leasing Manager”).

The General Partner, the Operating Company and Leasing are hereinafter referred to each as a “Company”, and collectively as the “Companies”.  The General Partner Agreement, the Operating Company Agreement and the Leasing Agreement are hereinafter referred to each as an “LLC Agreement”, and collectively as the “LLC Agreements”.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (d) above.  In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (d) above) that is referred to in or incorporated by reference into any document reviewed by us.  We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.  We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the originals of those documents.

For purposes of this opinion, we have assumed (1) that the Partnership Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of partners to, and the formation, operation and termination of, the Partnership, and that the Partnership Agreement is in full force and effect, has not been amended and no amendment of such document is pending or has been proposed, (2) that each LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the formation, operation and termination of, the applicable Company, and that each LLC Agreement is in full force and effect has not been amended and no amendment of such document is pending or has been proposed, (3) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of such document prior to its amendment or restatement from time to time, (4) that there are no proceedings pending or contemplated for the merger, consolidation, conversion, dissolution, liquidation or termination of the Partnership or any Company, (5) that each party to the documents examined by us, and the Partnership and each Company, has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (6) the legal capacity of natural persons who are signatories to the documents examined by us, (7) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, and (8) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents.  We have not participated in the preparation of any offering material relating to the Partnership or any of the Companies and assume no responsibility for the contents of any such material.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.  In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

(a)                                 The Partnership Agreement constitutes a valid and binding agreement of the General Partner, and is enforceable against the General Partner, in accordance with its terms.

(b)                                 The GP Agreement constitutes a valid and binding agreement of the GP Member, and is enforceable against the GP Member, in accordance with its terms.

(c)                                  The Operating Company Agreement constitutes a valid and binding agreement of the Operating Company Member and the Operating Company Manager, and is enforceable against the Operating Company Member and the Operating Company Manager, in accordance with its terms.

(d)                                 The Leasing Agreement constitutes a valid and binding agreement of the Leasing Member and the Leasing Manager, and is enforceable against the Leasing Member and the Leasing Manager, in accordance with its terms.

The opinions expressed above are subject to the effect upon the Partnership Agreement and each LLC Agreement, of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the law of fraudulent transfer and conveyance, (iv) public policy, including the effect of applicable public policy on the enforceability of provisions relating to indemnification, exculpation, contribution, and the waiver or release of statutory, legal or equitable rights, defenses or claims, (v) applicable law relating to fiduciary duties, and (vi) judicial imposition of an implied covenant of good faith and fair dealing.

In rendering the opinions expressed above, we express no opinion with respect to (i) provisions of a document reviewed by us to the extent that such provisions purport to bind a person or entity that is not a party to such document, and (ii) any provision of a document reviewed by us to the effect that the failure to exercise or delay in exercising rights or remedies will not impair or operate as a waiver of such rights or remedies.  In connection with the opinions rendered in paragraphs 3 and 4 above, we note that with respect to Sections 20(a) and (b) of the LLC Agreement of each of the Operating Company and Leasing, under the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), (i) the existence of the applicable Company as a separate legal entity shall continue, and such Company will not terminate under the LLC Act, until a certificate of cancellation of the certificate of formation of such Company is filed with the Secretary of State of the State of Delaware and becomes effective, and (ii) the winding up of the affairs of such Company is required to be completed prior to the termination of such Company.

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the matters set forth herein.  In connection with the foregoing, we hereby consent to your relying as to matters of Delaware law upon this opinion, subject to the understanding that the opinions herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws and rules, regulations and orders thereunder in effect as of such date.  Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

EXHIBIT C

FORM OF OPINION OF GENERAL COUNSEL

1.                                      There is no pending (for which any of the Partnership Parties has been duly served) or, to the knowledge of such counsel, threatened action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Partnership Parties or its or their property of a character required to be disclosed in the Registration Statement which is not so described.

2.                                      To such counsel’s knowledge, there are no contracts or other documents that are required by the Act or the Rules and Regulations to be described in the Pricing Disclosure Package and the Prospectus or filed as exhibits to the Registration Statement that have not been so described in the Pricing Disclosure Package and the Prospectus or filed as exhibits to the Registration Statement.